Exhibit 99.1

Avon Reports Third-Quarter 2014 Results

Third-Quarter Revenue Down 8%; Up 1% in Constant Dollars[1]

Operating Profit $188 Million; Adjusted[1] Operating Profit $198 Million

Operating Margin 8.8%, up from 2.9% in the Third-Quarter 2013

Adjusted[1] Operating Margin 9.3%, up from 5.4% in the Third-Quarter 2013

NEW YORK, October 30, 2014 - Avon Products, Inc. (NYSE:AVP) today reported third-quarter 2014 results. "We began the year with the expectation that the second half of 2014 would show improvement relative to the first half and Avon’s third-quarter results are consistent with modest improvement on both top and bottom line," said Sheri McCoy, Chief Executive Officer of Avon Products, Inc. "We saw good results from our EMEA region, while sluggish performance in Brazil contributed to softer results in Latin America. Despite the strong headwinds in a number of markets, we continue to make progress on Avon’s turnaround journey."

Third-Quarter 2014 (compared with third-quarter 2013)
For the third quarter of 2014, total revenue of $2.1 billion decreased 8%, but increased 1% in constant dollars. Total units decreased 4% and price/mix was up 5% during the quarter. Active Representatives² were down 4%, while average order² increased 5%.
Beauty sales declined 9%, but increased 1% in constant dollars. Fashion & Home sales declined 11%, or 4% in constant dollars.
Third-quarter 2014 gross margin was 61.9% and Adjusted gross margin was 62.0%. Adjusted gross margin was 110 basis points lower than the prior-year quarter, primarily due to the unfavorable impact of foreign exchange driven by Europe, Middle East & Africa and Latin America, and higher supply chain costs, primarily from high-inflation countries. This was partially offset by the favorable net impact of mix and pricing, primarily due to inflationary pricing in Latin America.

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Operating profit was $188 million and operating margin was 8.8% in the quarter. Adjusted operating profit was $198 million and Adjusted operating margin was 9.3%, up 390 basis points from the third quarter of 2013. Adjusted operating margin was favorably impacted by the net benefit of Value Added Tax ("VAT") credits in Brazil and lower expenses associated with employee incentive compensation plans. The increase in Adjusted operating margin was also due to lower expenses related to the Service Model Transformation ("SMT") project, as well as benefits from other cost savings initiatives.

Third-quarter 2014’s effective tax rate from continuing operations was 36.3%, compared with 120.1% in the third quarter of 2013. The tax rate in the third quarter of 2013 was adversely impacted by non-cash charges associated with our China business, including the impairment of goodwill and intangible assets. The Adjusted effective tax rate was 35.6% for the third quarter of 2014, compared with 32.5% for the third quarter of 2013.

Third-quarter 2014’s net income from continuing operations was $92 million, or $0.21 per diluted share, compared with a net loss from continuing operations of $6.4 million, or a loss of $0.01 per diluted share, for the third quarter of 2013. Third-quarter 2014’s Adjusted net income from continuing operations was $99 million, or $0.23 per diluted share, compared with Adjusted net income from continuing operations of $60 million, or $0.14 per diluted share, for the third quarter of 2013.
Net cash provided by operating activities was $126 million for the nine months ended September 30, 2014, compared with net cash provided of $96 million for the same period in 2013. Operating cash flow in 2013 was unfavorably impacted by payments for the make-whole premiums of approximately $90 million in connection with the prepayment of debt in 2013 that did not recur in 2014. In addition, operating cash flow in 2014 was favorably impacted by the timing of accounts payable, primarily for inventory purchases, and lower tax payments. These favorable impacts were partially offset by lower cash-related earnings and higher payments for 2013 employee incentive compensation. The overall net cash used during the nine months ended September 30, 2014 was $282 million, compared with overall net cash used of $401 million for the same period in 2013.
Avon’s net debt (total debt less cash) at September 30, 2014 was $1.8 billion, up $191 million from the year-end 2013 level, and $172 million lower than at September 30, 2013.

Adjustments to Third-Quarter 2014 GAAP Results to Arrive at Adjusted Results

During the third quarter of 2014, the following items had an aggregate impact of $0.02 per diluted share on the financial results:

•	The Company recorded costs to implement restructuring within operating profit of approximately $3 million pre-tax, primarily related to the Company’s $400 million Cost Savings Initiative.

•	The Company recorded a settlement charge of approximately $5 million pre-tax, as a result of payments from the Company’s U.S. pension plan.

•
During the first quarter of 2014, the Company began utilizing the SICAD II rate to remeasure its Venezuelan operations. As a result of the use of the historical U.S. dollar-cost basis of non-monetary assets, such as inventory, third-quarter 2014 operating profit was negatively impacted by approximately $2 million.

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Third-Quarter 2014 Regional Highlights (compared with third-quarter 2013)

Latin America
$ in millions	Third-Quarter 2014		YTD 2014
		% var. vs 3Q13		% var. vs 9M13
Total revenue	$1,067.2	(12)%	$3,187.7	(12)%
C$ revenue**		2%		3%
Change in Active Representatives		(4)%		(4)%
Change in units sold		(5)%		(3)%
Operating profit	142.3	(17)%	196.9	(47)%
Adjusted operating profit	144.5	6%	350.6	(16)%
Operating margin	13.3%	320 bps	6.2%	(410) bps
Adjusted operating margin	13.5%	220 bps	11.0%	(60) bps

**In 2014, the Company’s Constant $ revenue growth and Constant $ operating profit growth will not be impacted by the use of the SICAD II exchange rate for its Venezuela operations as the Company applies an exchange rate of 6.30 to current and prior periods for its Venezuela operations in order to determine Constant $ growth. If the Company were to use an exchange rate of 50 for its Venezuela operations for the three months ended September 30, 2014, the region’s Constant $ revenue would have been relatively unchanged compared with the prior-year period. As the Company updates its Constant $ rates on an annual basis, the Company will utilize the SICAD II exchange rate in the Company’s Constant $ financial performance beginning with its 2015 results.

•
Third-quarter constant-dollar revenue growth was favorably impacted by approximately 2 points, due to the net benefit of VAT credits in Brazil in third-quarter 2014, which were greater than the benefit recognized in 2013. In addition, revenue was impacted by higher average order, partially offset by a decrease in Active Representatives.

•
Brazil revenue was up 1%, or relatively unchanged in constant dollars, favorably impacted by approximately 4 points due to the incremental net benefit of VAT credits. Brazil was impacted by a challenging macroeconomic environment and high levels of competitive activity. Constant-dollar Beauty sales decreased 4%, driven by a decline in color. Constant-dollar Fashion & Home sales decreased 3%.

•	Mexico revenue declined 7%, or 6% on a constant-dollar basis, primarily due to a decrease in Active Representatives, partially offset by higher average order.

•
Venezuela revenue was down 84%, or up 29% in constant dollars, primarily due to higher average order, which benefited from the inflationary impact on pricing that was partially offset by a decrease in units sold. In addition, Active Representatives declined.

•
Adjusted operating margin was favorably impacted by the net benefit of VAT credits in Brazil, lower Representative and sales leader investment and lower bad debt expense. These were partially offset by lower gross margin, primarily due to higher supply chain costs and the unfavorable impact of foreign exchange.

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Europe, Middle East & Africa
$ in millions	Third-Quarter 2014		YTD 2014
		% var. vs 3Q13		% var. vs 9M13
Total revenue	$620.0	—%	$1,932.9	(5)%
C$ revenue		5%		—%
Change in Active Representatives		2%		(2)%
Change in units sold		4%		(1)%
Operating profit	55.5	(10)%	199.7	(28)%
Adjusted operating profit	55.1	(10)%	216.9	(25)%
Operating margin	9.0%	(90) bps	10.3%	(330) bps
Adjusted operating margin	8.9%	(100) bps	11.2%	(310) bps

•
Third-quarter constant-dollar revenue increased, due to higher average order and an increase in Active Representatives. Growth in the region was largely driven by Russia. Constant-dollar revenue was negatively impacted by approximately 1 point as a result of the closure of the France business.

•
In Russia, revenue was up 4%, or 14% in constant dollars, primarily due to an increase in Active Representatives and higher average order, reflecting actions to drive unit sales in Beauty and promotional activity to drive Fashion & Home sales of excess inventory.

•	U.K. revenue was up 12%, or 4% in constant dollars, primarily due to higher average order, partially offset by a decrease in Active Representatives.

•	Turkey revenue was down 9%, or 1% in constant dollars, primarily due to a decrease in Active Representatives.

•	South Africa revenue was up 6%, or 13% in constant dollars, primarily due to an increase in Active Representatives.

•
The decrease in Adjusted operating margin was primarily due to the unfavorable impact of foreign exchange, partially offset by lower expenses associated with employee incentive compensation plans, and the favorable impact of the revenue increase with respect to fixed expenses.

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North America
$ in millions	Third-Quarter 2014		YTD 2014
		% var. vs 3Q13		% var. vs 9M13
Total revenue	$276.7	(16)%	$876.5	(19)%
C$ revenue		(15)%		(19)%
Change in Active Representatives		(18)%		(18)%
Change in units sold		(22)%		(26)%
Operating loss	(18.3)	44%	(54.1)	(1)%
Adjusted operating loss	(12.5)	63%	(15.3)	65%
Operating margin	(6.6)%	340 bps	(6.2)%	(130) bps
Adjusted operating margin	(4.5)%	570 bps	(1.7)%	230 bps

•	Third-quarter constant-dollar revenue declined, primarily due to a decrease in Active Representatives, partially offset by higher average order. In addition, units sold declined.

•	North America constant-dollar Beauty sales and Fashion & Home sales both declined 15%.

•	Adjusted operating margin increased, primarily due to cost reduction actions. These impacts were partially offset by the impact of the revenue decline with respect to fixed expenses.

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Asia Pacific
$ in millions	Third-Quarter 2014		YTD 2014
		% var. vs 3Q13		% var. vs 9M13
Total revenue	$174.3	4%	$513.3	(9)%
C$ revenue		4%		(6)%
Change in Active Representatives		(9)%		(8)%
Change in units sold		11%		(3)%
Operating profit	9.0	*	15.6	*
Adjusted operating profit	9.0	*	18.5	(40)%
Operating margin	5.2%	2890 bps	3.0%	520 bps
Adjusted operating margin	5.2%	360 bps	3.6%	(190) bps

* Calculation not meaningful

•	Third-quarter constant-dollar revenue increased, due to higher average order which was driven by an increase in units sold, partially offset by a decrease in Active Representatives.

•	Revenue in the Philippines was up 5% on both a reported and constant-dollar basis, as higher average order was partially offset by a decrease in Active Representatives.

•
Revenue in China increased on both a reported and constant-dollar basis, primarily due to an increase in units sold. The increase in units sold was primarily due to the comparison with a year ago when the Company took actions to reduce inventory levels held by the beauty boutiques.

•
Adjusted operating margin increased, primarily due to cost reduction actions. These were partially offset by lower gross margin, primarily due to the unfavorable impact of pricing and mix, higher supply chain costs and foreign exchange.

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Global Expenses
$ in millions	Third-Quarter 2014		YTD 2014
		% var. vs 3Q13		% var. vs 9M13
Total global expenses	$105.0	(31)%	$444.0	(3)%
Adjusted total global expenses	102.7	(32)%	369.9	(16)%
Allocated to segments	(104.4)	(5)%	(316.1)	(1)%
Adjusted net global expenses	(1.7)	*	53.5	(57)%
Net global expenses	0.6	(99)%	127.9	(7)%

* Calculation not meaningful
Adjusted total global expenses decreased, primarily due to lower expenses related to the SMT project, lower expenses associated with employee incentive compensation plans, lower marketing expenses and lower professional and related fees associated with the FCPA matters.

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Avon will conduct a conference call at 9:00 A.M. today to discuss the quarterly results. The dial-in number for the call is (800) 843-2086 in the U.S. or (706) 643-1815 from non-U.S. locations (conference ID number: 17180102). The call will be webcast live at www.avoninvestor.com and can be accessed or downloaded from that site for a period of one year. Please refer to our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014, for additional information on Avon’s results for the quarter.
Avon, the company for women, is a leading global beauty company, with $10 billion in annual revenue. As one of the world's largest direct sellers, Avon is sold through more than 6 million active independent Avon Sales Representatives. Avon products are available in over 100 countries, and the product line includes color cosmetics, skincare, fragrance, and fashion and home products, featuring such well-recognized brand names as Avon Color, ANEW, Skin-So-Soft, Advance Techniques, and mark. Learn more about Avon and its products at www.avoncompany.com.

Contacts:

INVESTORS:	MEDIA:

Amy Low Chasen	Jennifer Vargas
Adam Zerfass	(212) 282-5404
(212) 282-5320

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Footnotes

1 "Adjusted" items refer to financial results presented in accordance with U.S. GAAP that have been adjusted to exclude certain costs as described below, under "Non-GAAP Financial Measures." We also refer to Adjusted financial measures as Constant $ items, which are Non-GAAP financial measures as described below under “Non-GAAP Financial Measures."

² In the first quarter of 2014, we revised the definition of our "Change in Active Representatives" performance metric. The change from the previous definition is that we no longer divide the unique orders by the number of billing days. This update aligns our external performance metrics with how we internally monitor the performance of our business. The updated definition is as follows:
This metric is a measure of Representative activity based on the number of unique Representatives submitting at least one order in a sales campaign, totaled for all campaigns in the related period. To determine the change in Active Representatives, this calculation is compared to the same calculation in the corresponding period of the prior year. Orders in China are excluded from this metric as our business in China is predominantly retail. Liz Earle is also excluded from this calculation as they do not distribute through the direct-selling channel.
In addition, we have added a definition for our "Change in Average Order" performance metric, as follows:
This metric is a measure of Representative productivity. The calculation is the difference of the year-over-year change in revenue on a Constant $ basis and the change in Active Representatives. Change in Average Order may be impacted by a combination of factors such as inflation, units, product mix, and/or pricing.

Non-GAAP Financial Measures
To supplement our financial results presented in accordance with generally accepted accounting principles in the United States ("GAAP"), we disclose operating results that have been adjusted to exclude the impact of changes due to the translation of foreign currencies into U.S. dollars, including changes in: revenue, operating profit, Adjusted operating profit, operating margin and Adjusted operating margin. We also refer to these adjusted financial measures as Constant $ items, which are Non-GAAP financial measures. We believe these measures provide investors an additional perspective on trends. To exclude the impact of changes due to the translation of foreign currencies into U.S. dollars, we calculate current-year results and prior-year results at a constant exchange rate. Currency impact is determined as the difference between actual growth rates and constant-currency growth rates.

We also present gross margin, selling, general and administrative expenses as a percentage of revenue, total and net global expenses, operating profit, operating margin, income from continuing operations, diluted earnings per share from continuing operations and effective tax rate on a Non-GAAP basis. The discussion of our segments presents operating profit and operating margin on a Non-GAAP basis. We refer to these Non-GAAP financial measures as "Adjusted." We have provided a quantitative reconciliation of the difference between the Non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP. The Company uses the Non-GAAP financial measures to evaluate its operating performance and believes that it is

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meaningful for investors to be made aware of, on a period-to-period basis, the impacts of 1) costs to implement ("CTI") restructuring initiatives, 2) costs and charges related to the devaluations of Venezuelan currency in March 2014 and February 2013, combined with being designated as a highly inflationary economy ("Venezuelan special items"), 3) the $12 million accrual recorded in the second quarter of 2013 for the offer of settlement relating to the FCPA investigations and the additional $46 million accrual recorded in the first quarter of 2014 for the potential settlements related to the FCPA investigations ("FCPA accrual"), 4) the settlement charges associated with the U.S. pension plan ("Pension settlement charge"), 5) the goodwill and intangible asset impairment charges and a valuation allowance for deferred tax assets related to the China business (“Asset impairment and other charges”), and 6) costs and charges related to the extinguishment of debt ("Loss on extinguishment of debt"). The Company believes investors find the Non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the Company's financial results in any particular period.

The Venezuelan special items include the impact on the Consolidated Statements of Income in 2014 and 2013, caused by the devaluations of Venezuelan currency on monetary assets and liabilities, such as cash, receivables and payables; deferred tax assets and liabilities; and non-monetary assets, such as inventories. For non-monetary assets, the Venezuelan special items include the earnings impact caused by the difference between the historical cost of the assets at the previous exchange rate and the revised exchange rate. In 2014, the Venezuelan special items also include an adjustment of $116 million to reflect certain non-monetary assets at their net realizable value. In 2013, the devaluation was as a result of the change in the official exchange rate, which moved from 4.30 to 6.30, and in 2014, the devaluation was caused as a result of moving from the official exchange rate of 6.30 to the SICAD II exchange rate of approximately 50.

The Pension settlement charge includes the impact on the Consolidated Statements of Income in the second and third quarters of 2014 associated with the payments made to former employees who are vested and participate in the U.S. pension plan. Such payments fully settle our pension plan obligation to those participants who elected to receive such payment.

The Asset impairment and other charges include the impact on the Consolidated Statements of Income caused by the goodwill and intangible asset impairment charges and a valuation allowance for deferred tax assets related to the China business in the third quarter of 2013.

The Loss on extinguishment of debt includes the impact on the Consolidated Statements of Income in the first quarter of 2013, caused by the make-whole premium and the write-off of debt issuance costs associated with the prepayment of the Company’s private notes, as well as the write-off of debt issuance costs associated with the early repayment of $380 million of the outstanding principal amount of the Company’s term loan agreement. The Loss on extinguishment of debt also includes the impact on the Consolidated Statements of Income in the second quarter of 2013, caused by the make-whole premium and the write-off of debt issuance costs and discounts, partially offset by a deferred gain associated with the January 2013 interest-rate swap agreement termination, associated with the prepayment of the Company’s 2014 notes.

CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements in this release that are not historical facts or information may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of

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1995. Words such as "believe," "may," "potential," "expectation," "will," "would" and similar expressions, or the negative of those expressions, may identify forward-looking statements. They include, among other things, statements regarding our anticipated or expected results, future financial performance, various strategies and initiatives (including our stabilization strategies, cost savings initiatives, multi-year restructuring programs and other initiatives and related actions), costs and cost savings, competitive advantages, impairments, the impact of currency devaluations and other laws and regulations, government investigations, internal investigations and compliance reviews, results of litigation, contingencies, taxes and tax rates, potential alliances, acquisitions or divestitures, liquidity, cash flow, uses of cash and financing, hedging and risk management strategies, pension, postretirement and incentive compensation plans, supply chain and the legal status of our Representatives. Such forward-looking statements are based on management's reasonable current assumptions, expectations, plans and forecasts regarding the Company's current or future results and future business and economic conditions more generally. Such forward-looking statements involve risks, uncertainties and other factors, which may cause the actual results, levels of activity, performance or achievement of Avon to be materially different from any future results expressed or implied by such forward-looking statements, and there can be no assurance that actual results will not differ materially from management's expectations. Such factors include, among others, the following:

•
our ability to improve our financial and operational performance and execute fully our global business strategy, including our ability to implement the key initiatives of, and realize the projected benefits (in the amounts and time schedules we expect) from, our stabilization strategies, cost savings initiatives, multi-year restructuring programs and other initiatives, product mix and pricing strategies, enterprise resource planning, customer service initiatives, sales and operation planning process, outsourcing strategies, Internet platform and technology strategies including e-commerce, marketing and advertising strategies, information technology and related system enhancements and cash management, tax, foreign currency hedging and risk management strategies, and any plans to invest these projected benefits ahead of future growth;

•	the possibility of business disruption in connection with our stabilization strategies, cost savings initiatives, multi-year restructuring programs, or other initiatives;

•
our ability to reverse declining revenue, margins and net income, particularly in North America, and to achieve profitable growth, particularly in our largest markets, such as Brazil, and developing and emerging markets, such as Mexico and Russia;

•
our ability to improve working capital and effectively manage doubtful accounts and inventory and implement initiatives to reduce inventory levels, including the potential impact on cash flows and obsolescence;

•
our ability to reverse declines in Active Representatives, to enhance our sales Leadership programs, to generate Representative activity, to increase the number of consumers served per Representative and their engagement online, to enhance branding and the Representative and consumer experience and increase Representative productivity through field activation programs and technology tools and enablers, to invest in the direct-selling channel, and to compete with other direct-selling organizations to recruit, retain and service Representatives and to continue to innovate the direct-selling model;

•
general economic and business conditions in our markets, including social, economic and political uncertainties in the international markets in our portfolio, such as in Russia and Ukraine, and any potential sanctions, restrictions or responses to such conditions imposed by other markets in which we operate;

•
the effect of economic factors, including inflation and fluctuations in interest rates and currency exchange rates, as well as the designation of Venezuela as a highly inflationary economy and the devaluation of its currency, the availability of various foreign exchange systems including limited access to SICAD II in Venezuela, foreign exchange restrictions, particularly currency restrictions in Venezuela and Argentina, and the potential effect of such factors on our business, results of operations and financial condition;

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•
any developments in or consequences of investigations and compliance reviews, and any litigation related thereto, including the ongoing investigations and compliance reviews of Foreign Corrupt Practices Act ("FCPA") and related United States ("U.S.") and foreign law matters in China and additional countries, as well as any disruption or adverse consequences resulting from such investigations, reviews, related actions or litigation, including our ability to finalize settlements with the United States Securities and Exchange Commission ("SEC") and the United States Department of Justice ("DOJ") with regard to the ongoing FCPA investigations on terms consistent with our current understandings with the government or, if we are able to reach such final settlements, what the timing of such final settlements will be or whether the SEC settlement will be authorized by the Commission or whether each of the settlements will receive the necessary court approvals, or if we are unable to reach such final settlements, the outcome of any subsequent litigation with the government which could have a material adverse effect;

•
a general economic downturn, a recession globally or in one or more of our geographic regions, or sudden disruption in business conditions, and the ability of our broad-based geographic portfolio to withstand an economic downturn, recession, cost inflation, commodity cost pressures, economic or political instability, competitive or other market pressures or conditions;

•
the effect of political, legal, tax and regulatory risks imposed on us in the U.S. and abroad, our operations or our Representatives, including foreign exchange, pricing, data privacy or other restrictions, the adoption, interpretation and enforcement of foreign laws, including in jurisdictions such as Brazil, Russia, Venezuela and Argentina, and any changes thereto, as well as reviews and investigations by government regulators that have occurred or may occur from time to time, including, for example, local regulatory scrutiny in China;

•
the impact of changes in tax rates on the value of our deferred tax assets, and declining earnings, including the amount of any domestic source loss and the type, jurisdiction and timing of any foreign source income, on our ability to realize foreign tax credits in the U.S.;

•
competitive uncertainties in our markets, including competition from companies in the cosmetics, fragrances, skincare and toiletries industry, some of which are larger than we are and have greater resources;

•
the impact of the adverse effect of rising energy, commodity and raw material prices, changes in market trends, purchasing habits of our consumers and changes in consumer preferences, particularly given the global nature of our business and the conduct of our business in primarily one channel;

•	our ability to attract and retain key personnel;

•
other sudden disruption in business operations beyond our control as a result of events such as acts of terrorism or war, natural disasters, pandemic situations, large-scale power outages and similar events;

•
key information technology systems, process or site outages and disruptions, and any cyber security breaches, including any security breach of our systems or those of a third-party provider that results in the theft, transfer or unauthorized disclosure of customer, employee or company information or compliance with information security and privacy laws and regulations in the event of such an incident which could disrupt business operations, result in the loss of critical and confidential information, and adversely impact our reputation and results of operations, and related costs to address such malicious intentional acts and to implement adequate preventative measures against cyber security breaches;

•	the risk of product or ingredient shortages resulting from our concentration of sourcing in fewer suppliers;

•	the impact of any significant restructuring charges or significant legal or regulatory settlements on our ability to comply with certain covenants in our debt instruments;

•	any changes to our credit ratings and the impact of such changes on our financing costs, rates, terms, debt service obligations, access to lending sources and working capital needs;

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•	the impact of our indebtedness, our access to cash and financing, and our ability to secure financing or financing at attractive rates;

•	the impact of possible pension funding obligations, increased pension expense and any changes in pension regulations or interpretations thereof on our cash flow and results of operations;

•
our ability to successfully identify new business opportunities, strategic alliances and strategic alternatives and identify and analyze alliance and acquisition candidates, secure financing on favorable terms and negotiate and consummate alliances and acquisitions, as well as to successfully integrate or manage any acquired business;

•	disruption in our supply chain or manufacturing and distribution operations;

•	the quality, safety and efficacy of our products;

•	the success of our research and development activities;

•	our ability to protect our intellectual property rights; and

•	the risk of an adverse outcome in any material pending and future litigation or with respect to the legal status of Representatives.

Additional information identifying such factors is contained in Item 1A of our 2013 Form 10-K, as updated by our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014, and other reports and documents we file with the SEC. We undertake no obligation to update any such forward-looking statements.

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AVON PRODUCTS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In millions, except per share data)

	Three Months Ended		Percent Change	Nine Months Ended		Percent Change
	September 30			September 30
	2014	2013		2014	2013
Net sales	$2,059.0	$2,265.3	(9)%	$6,340.5	$7,139.2	(11)%
Other revenue	79.2	57.6		169.9	148.6
Total revenue	2,138.2	2,322.9	(8)%	6,510.4	7,287.8	(11)%
Cost of sales	813.9	871.7		2,580.0	2,732.5
Selling, general and administrative expenses	1,136.4	1,340.9		3,700.2	4,068.8
Impairment of goodwill and intangible asset	—	42.1		—	42.1
Operating profit	187.9	68.2	*	230.2	444.4	(48)%
Interest expense	27.5	30.3		83.7	90.8
Loss on extinguishment of debt	—	—		—	86.0
Interest income	(3.8)	(3.4)		(11.4)	(8.2)
Other expense, net	19.8	9.7		88.8	69.6
Total other expenses	43.5	36.6		161.1	238.2
Income from continuing operations, before taxes	144.4	31.6	*	69.1	206.2	(66)%
Income taxes	(52.4)	(38.0)		(124.4)	(139.5)
Income (loss) from continuing operations, net of tax	92.0	(6.4)	*	(55.3)	66.7	*
Income (loss) from discontinued operations, net of tax	—	0.6		—	(50.9)
Net income (loss)	92.0	(5.8)		(55.3)	15.8
Net (income) loss attributable to noncontrolling interests	(0.6)	0.3		(2.6)	(3.1)
Net income (loss) attributable to Avon	$91.4	$(5.5)	*	$(57.9)	$12.7	*
Earnings (loss) per share:(1)
Basic
Basic EPS from continuing operations	$0.21	$(0.01)	*	$(0.13)	$0.15	*
Basic EPS from discontinued operations	—	—		—	(0.12)
Basic EPS attributable to Avon	0.21	(0.01)	*	(0.13)	0.03	*
Diluted
Diluted EPS from continuing operations	$0.21	$(0.01)	*	$(0.13)	$0.15	*
Diluted EPS from discontinued operations	—	—		—	(0.12)
Diluted EPS attributable to Avon	0.21	(0.01)	*	(0.13)	0.03	*

Weighted-average shares outstanding:
Basic	434.6	433.5		434.4	433.3
Diluted	434.6	433.5		434.4	434.2

* Calculation not meaningful

(1) Under the two-class method, earnings (loss) per share is calculated using net earnings (loss) allocable to common shares, which is derived by reducing net earnings (loss) by the earnings (loss) allocable to participating securities. Net earnings (loss) allocable to common shares used in the basic and diluted (loss) earnings per share calculation were $90.6 and ($5.4) for the three months ended September 30, 2014 and 2013, respectively. Net (loss) earnings allocable to common shares used in the basic and diluted (loss) earnings per share calculation were $(56.3) and $12.6 for the nine months ended September 30, 2014 and 2013, respectively.

AVON PRODUCTS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In millions)

	September 30	December 31
	2014	2013
Assets
Current Assets
Cash and cash equivalents	$826.0	$1,107.9
Accounts receivable, net	590.0	676.3
Inventories	994.0	967.7
Prepaid expenses and other	679.4	689.3
Total current assets	3,089.4	3,441.2
Property, plant and equipment, at cost	2,402.1	2,484.5
Less accumulated depreciation	(1,102.4)	(1,091.2)
Property, plant and equipment, net	1,299.7	1,393.3
Goodwill	273.0	282.5
Other assets	1,428.3	1,375.3
Total assets	$6,090.4	$6,492.3
Liabilities and Shareholders’ Equity
Current Liabilities
Debt maturing within one year	$156.9	$188.0
Accounts payable	937.4	896.5
Accrued compensation	216.9	271.2
Other accrued liabilities	627.0	652.6
Sales and taxes other than income	170.8	186.8
Income taxes	44.1	45.4
Total current liabilities	2,153.1	2,240.5
Long-term debt	2,472.8	2,532.7
Employee benefit plans	363.1	398.0
Long-term income taxes	76.2	53.3
Other liabilities	100.2	140.3
Total liabilities	$5,165.4	$5,364.8
Shareholders’ Equity
Common stock	$187.6	$189.4
Additional paid-in-capital	2,199.0	2,175.6
Retained earnings	4,060.6	4,196.7
Accumulated other comprehensive loss	(948.0)	(870.4)
Treasury stock, at cost	(4,590.5)	(4,581.2)
Total Avon shareholders’ equity	908.7	1,110.1
Noncontrolling interests	16.3	17.4
Total shareholders’ equity	$925.0	$1,127.5
Total liabilities and shareholders’ equity	$6,090.4	$6,492.3

AVON PRODUCTS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Nine Months Ended
	September 30
	2014	2013
Cash Flows from Operating Activities
Net (loss) income	$(55.3)	$15.8
Loss from discontinued operations, net of tax	—	50.9
(Loss) income from continuing operations, net of tax	$(55.3)	$66.7
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	144.8	174.9
Provision for doubtful accounts	146.9	175.6
Provision for obsolescence	67.6	84.6
Share-based compensation	28.4	35.9
Deferred income taxes	(87.9)	(49.2)
Charge for Venezuelan monetary assets and liabilities	53.7	34.1
Charge for Venezuelan non-monetary assets to their net realizable value	115.7	—
Impairment of goodwill and intangible asset	—	42.1
Other	76.9	43.4
Changes in assets and liabilities:
Accounts receivable	(120.0)	(164.8)
Inventories	(229.7)	(233.7)
Prepaid expenses and other	(64.1)	58.7
Accounts payable and accrued liabilities	100.0	(61.7)
Income and other taxes	31.6	(36.8)
Noncurrent assets and liabilities	(82.8)	(73.5)
Net cash provided by operating activities of continuing operations	125.8	96.3
Cash Flows from Investing Activities
Capital expenditures	(88.2)	(118.2)
Disposal of assets	7.0	15.5
Purchases of investments	(22.9)	(23.7)
Proceeds from sale of investments	18.4	6.4
Net cash used by investing activities of continuing operations	(85.7)	(120.0)
Cash Flows from Financing Activities
Cash dividends	(81.9)	(79.8)
Debt, net (maturities of three months or less)	9.8	49.0
Proceeds from debt	9.1	1,481.1
Repayment of debt	(95.3)	(1,927.9)
Interest rate swap termination	—	88.1
Net proceeds from exercise of stock options	0.2	17.5
Repurchase of common stock	(9.4)	(8.4)
Net cash used by financing activities of continuing operations	(167.5)	(380.4)
Net cash used by operating activities of discontinued operations	—	(4.0)
Net cash provided by investing activities of discontinued operations	—	84.8
Net cash provided by discontinued operations	—	80.8
Effect of exchange rate changes on cash and equivalents	(154.5)	(78.0)
Net decrease in cash and equivalents	(281.9)	(401.3)
Cash and equivalents at beginning of year (1)	$1,107.9	$1,209.6
Cash and equivalents at end of period	$826.0	$808.3

(1) Includes cash and cash equivalents of discontinued operations of $2.7 at January 1, 2013.

AVON PRODUCTS, INC.
SUPPLEMENTAL SCHEDULE
(Unaudited)
(In millions)

THREE MONTHS ENDED SEPTEMBER 30, 2014

REGIONAL RESULTS
	Total Revenue US$		C$	Units Sold	Price/Mix C$	Active Reps (1)	Average Order C$
		% var. vs 3Q13	% var. vs 3Q13	% var. vs 3Q13	% var. vs 3Q13	% var. vs 3Q13	% var. vs 3Q13
Latin America	$1,067.2	(12)%	2%	(5)%	7%	(4)%	6%
Europe, Middle East & Africa	620.0	—	5	4	1	2	3
North America	276.7	(16)	(15)	(22)	7	(18)	3
Asia Pacific (1)	174.3	4	4	11	(7)	(9)	13
Total from operations	2,138.2	(8)	1	(4)	5	(4)	5
Global and other	—	—	—	—	—	—	—
Total	$2,138.2	(8)%	1%	(4)%	5%	(4)%	5%

	2014 GAAP Operating Profit (Loss) US$	% var. vs 3Q13	2014 GAAP Operating Margin US$	2014 Adjusted Operating Profit (Loss)US$ (2)	2013 Adjusted Operating Profit (Loss) US$ (2)	2014 Adjusted Operating Margin (2)	2013 Adjusted Operating Margin (2)
Latin America	$142.3	17%	13.3%	$144.5	$136.7	13.5%	11.3%
Europe, Middle East & Africa	55.5	(10)	9.0	55.1	61.0	8.9	9.9
North America	(18.3)	44	(6.6)	(12.5)	(33.5)	(4.5)	(10.2)
Asia Pacific	9.0	*	5.2	9.0	2.6	5.2	1.6
Total from operations	188.5	70	8.8	196.1	166.8	9.2	7.2
Global and other	(0.6)	(99)	—	1.7	(41.8)	—	—
Total	$187.9	*	8.8%	$197.8	$125.0	9.3%	5.4%

CATEGORY SALES (US$)

	Consolidated
	Three months ended September 30		US$	C$
	2014	2013	% var. vs 3Q13	% var. vs 3Q13
Beauty:
Skincare	$638.8	$678.3	(6)%	2%
Fragrance	507.2	555.6	(9)	3
Color	371.5	426.1	(13)	(4)
Total Beauty	1,517.5	1,660.0	(9)	1
Fashion & Home:
Fashion (jewelry/watches/apparel/footwear/accessories/children's)	331.4	362.7	(9)	(3)
Home (gift & decorative products/housewares/entertainment & leisure/children's/nutrition)	210.1	242.6	(13)	(6)
Total Fashion & Home	541.5	605.3	(11)	(4)
Net sales	$2,059.0	$2,265.3	(9)	—
Other revenue	79.2	57.6	38	36
Total revenue	$2,138.2	$2,322.9	(8)	1

* Calculation not meaningful
(1) Excludes China. In the first quarter of 2014, we revised the definition of our "Change in Active Representatives" performance metric. The change from the previous definition is that we no longer divide the unique orders by the number of billing days.

(2) For a further discussion on our Non-GAAP financial measures, please refer to our discussion of Non-GAAP financial measures in this release and reconciliations of our Non-GAAP financial measures to related GAAP financial measure in the following supplemental schedules.

Page | 17

AVON PRODUCTS, INC.
SUPPLEMENTAL SCHEDULE
(Unaudited)
(In millions)

NINE MONTHS ENDED SEPTEMBER 30, 2014

REGIONAL RESULTS
	Total Revenue US$		C$	Units Sold	Price/Mix C$	Active Reps (1)	Average Order C$
		% var. vs 9M13	% var. vs 9M13	% var. vs 9M13	% var. vs 9M13	% var. vs 9M13	% var. vs 9M13
Latin America	$3,187.7	(12)%	3%	(3)%	6%	(4)%	7%
Europe, Middle East & Africa	1,932.9	(5)	—	(1)	1	(2)	2
North America	876.5	(19)	(19)	(26)	7	(18)	(1)
Asia Pacific (1)	513.3	(9)	(6)	(3)	(3)	(8)	2
Total from operations	6,510.4	(11)	(2)	(5)	3	(5)	3
Global and other	—	—	—	—	—	—	—
Total	$6,510.4	(11)%	(2)%	(5)%	3%	(5)%	3%

	2014 GAAP Operating Profit (Loss)US$	% var. vs 9M13	2014 GAAP Operating Margin US$	2014 Adjusted Operating Profit (Loss)US$ (2)	2013 Adjusted Operating Profit (Loss) US$ (2)	2014 Adjusted Operating Margin (2)	2013 Adjusted Operating Margin (2)
Latin America	$196.9	(47)%	6.2%	$350.6	$417.8	11.0%	11.6%
Europe, Middle East & Africa	199.7	(28)	10.3	216.9	289.4	11.2	14.3
North America	(54.1)	(1)	(6.2)	(15.3)	(43.2)	(1.7)	(4.0)
Asia Pacific	15.6	*	3.0	18.5	31.0	3.6	5.5
Total from operations	358.1	(38)	5.5	570.7	695.0	8.8	9.5
Global and other	(127.9)	7	—	(53.5)	(123.3)	—	—
Total	$230.2	(48)%	3.5%	$517.2	$571.7	7.9%	7.8%

CATEGORY SALES (US$)

	Consolidated
	Nine months ended September 30		US$	C$
	2014	2013	% var. vs 9M13	% var. vs 9M13
Beauty:
Skincare	$1,946.1	$2,186.8	(11)%	(3)%
Fragrance	1,524.4	1,699.4	(10)	1
Color	1,167.9	1,329.5	(12)	(4)
Total Beauty	4,638.4	5,215.7	(11)	(2)
Fashion & Home:
Fashion (jewelry/watches/apparel/footwear/accessories/children's)	1,035.2	1,182.3	(12)	(6)
Home (gift & decorative products/housewares/entertainment & leisure/children's/nutrition)	666.9	741.2	(10)	1
Total Fashion & Home	1,702.1	1,923.5	(12)	(3)
Net sales	$6,340.5	$7,139.2	(11)	(2)
Other revenue	169.9	148.6	14	16
Total revenue	$6,510.4	$7,287.8	(11)	(2)

* Calculation not meaningful
(1) Excludes China. In the first quarter of 2014, we revised the definition of our "Change in Active Representatives" performance metric. The change from the previous definition is that we no longer divide the unique orders by the number of billing days.

(2) For a further discussion on our Non-GAAP financial measures, please refer to our discussion of Non-GAAP financial measures in this release and reconciliations of our Non-GAAP financial measures to related GAAP financial measure in the following supplemental schedules.

Page | 18

AVON PRODUCTS, INC.
SUPPLEMENTAL SCHEDULE
NON-GAAP FINANCIAL MEASURES
(Unaudited)
(In millions, except per share data)
This supplemental schedule provides adjusted Non-GAAP financial information and a quantitative reconciliation of the difference between the Non-GAAP financial measure and the financial measure calculated and reported in accordance with GAAP.

	THREE MONTHS ENDED SEPTEMBER 30, 2014
	Reported (GAAP)	CTI restructuring initiatives	Venezuelan special items	Pension settlement charge	Adjusted (Non-GAAP)
Cost of sales	$813.9	$—	$2.0	$—	$811.8
Selling, general and administrative expenses	1,136.4	2.5	—	5.4	1,128.6
Operating profit	187.9	2.5	2.0	5.4	197.8
Income from continuing operations, before taxes	144.4	2.5	2.0	5.4	154.3
Income taxes	(52.4)	(0.5)	—	(2.0)	(54.9)
Income from continuing operations, net of tax	$92.0	$2.0	$2.0	$3.4	$99.4

Diluted EPS from continuing operations	$0.21	$0.01	$0.01	$0.01	$0.23

Gross margin	61.9%	—	0.1	—	62.0%
SG&A as a % of revenues	53.1%	(0.1)	—	(0.3)	52.8%
Operating margin	8.8%	0.1	0.1	0.3	9.3%
Effective tax rate	36.3%				35.6%

SEGMENT OPERATING PROFIT (LOSS)
Latin America	$142.3	$0.2	$2.0	$—	$144.5
Europe, Middle East & Africa	55.5	(0.4)	—	—	55.1
North America	(18.3)	1.8	—	4.0	(12.5)
Asia Pacific	9.0	—	—	—	9.0
Global and other	(0.6)	0.9	—	1.4	1.7
Total	$187.9	$2.5	$2.0	$5.4	$197.8

SEGMENT OPERATING MARGIN
Latin America	13.3%	—	0.2	—	13.5%
Europe, Middle East & Africa	9.0%	(0.1)	—	—	8.9%
North America	(6.6)%	0.7	—	1.4	(4.5)%
Asia Pacific	5.2%	—	—	—	5.2%
Global and other	—%	—	—	—	—%
Total	8.8%	0.1	0.1	0.3	9.3%
Amounts in the table above may not necessarily sum because the computations are made independently.

Page | 19

AVON PRODUCTS, INC.
SUPPLEMENTAL SCHEDULE
NON-GAAP FINANCIAL MEASURES
(Unaudited)
(In millions, except per share data)
This supplemental schedule provides adjusted Non-GAAP financial information and a quantitative reconciliation of the difference between the Non-GAAP financial measure and the financial measure calculated and reported in accordance with GAAP.

	NINE MONTHS ENDED SEPTEMBER 30, 2014
	Reported (GAAP)	CTI restructuring initiatives	Venezuelan special items	FCPA Accrual	Pension settlement charge	Adjusted (Non-GAAP)
Cost of sales	$2,580.0	$—	$119.7	$—	$—	$2,460.2
Selling, general and administrative expenses	3,700.2	76.4	16.0	46.0	28.9	3,533.0
Operating profit	230.2	76.4	135.7	46.0	28.9	517.2
Income from continuing operations, before taxes	69.1	76.4	189.4	46.0	28.9	409.8
Income taxes	(124.4)	(20.8)	(11.9)	—	(10.4)	(167.5)
(Loss) income from continuing operations, net of tax	$(55.3)	$55.6	$177.5	$46.0	$18.5	$242.3

Diluted EPS from continuing operations	$(0.13)	$0.13	$0.41	$0.11	$0.04	$0.55

Gross margin	60.4%	—	1.8	—	—	62.2%
SG&A as a % of revenues	56.8%	(1.2)	(0.2)	(0.7)	(0.4)	54.3%
Operating margin	3.5%	1.2	2.1	0.7	0.4	7.9%
Effective tax rate	180.0%					40.9%

SEGMENT OPERATING PROFIT (LOSS)
Latin America	$196.9	$18.0	$135.7	$—	$—	$350.6
Europe, Middle East & Africa	199.7	17.2	—	—	—	216.9
North America	(54.1)	17.4	—	—	21.4	(15.3)
Asia Pacific	15.6	2.9	—	—	—	18.5
Global and other	(127.9)	20.9	—	46.0	7.5	(53.5)
Total	$230.2	$76.4	$135.7	$46.0	$28.9	$517.2

SEGMENT OPERATING MARGIN
Latin America	6.2%	0.6	4.3	—	—	11.0%
Europe, Middle East & Africa	10.3%	0.9	—	—	—	11.2%
North America	(6.2)%	2.0	—	—	2.4	(1.7)%
Asia Pacific	3.0%	0.6	—	—	—	3.6%
Global and other	—%	—	—	—	—	—%
Total	3.5%	1.2	2.1	0.7	0.4	7.9%
Amounts in the table above may not necessarily sum because the computations are made independently.

Page | 20

AVON PRODUCTS, INC.
SUPPLEMENTAL SCHEDULE
NON-GAAP FINANCIAL MEASURES
(Unaudited)
(In millions, except per share data)
This supplemental schedule provides adjusted Non-GAAP financial information and a quantitative reconciliation of the difference between the Non-GAAP financial measure and the financial measure calculated and reported in accordance with GAAP.

	THREE MONTHS ENDED SEPTEMBER 30, 2013
	Reported (GAAP)	CTI restructuring initiatives	Venezuelan special items	Asset impairment and other charges	Adjusted (Non-GAAP)
Cost of sales	$871.7	$—	$14.9	$—	$856.8
Selling, general and administrative expenses	1,340.9	(0.2)	—	—	1,341.1
Impairment of goodwill and intangible asset	42.1	—	—	42.1	—
Operating profit	68.2	(0.2)	14.9	42.1	125.0
Income from continuing operations, before taxes	31.6	(0.2)	14.9	42.1	88.4
Income taxes	(38.0)	0.9	—	8.3	(28.8)
(Loss) income from continuing operations, net of tax	$(6.4)	$0.7	$14.9	$50.4	$59.6

Diluted EPS from continuing operations	$(0.01)	$—	$0.03	$0.12	$0.14

Gross margin	62.5%	—	0.6	—	63.1%
SG&A as a % of revenues	57.7%	—	—	—	57.7%
Operating margin	2.9%	—	0.6	1.8	5.4%
Effective tax rate	120.1%				32.5%

SEGMENT OPERATING PROFIT (LOSS)
Latin America	$121.7	$0.1	$14.9	$—	136.7
Europe, Middle East & Africa	61.4	(0.4)	—	—	61.0
North America	(32.7)	(0.8)	—	—	(33.5)
Asia Pacific	(39.7)	0.2	—	42.1	2.6
Global and other	(42.5)	0.7	—	—	(41.8)
Total	$68.2	$(0.2)	$14.9	$42.1	$125.0

SEGMENT OPERATING MARGIN
Latin America	10.1%	—	1.2	—	11.3%
Europe, Middle East & Africa	9.9%	(0.1)	—	—	9.9%
North America	(10.0)%	(0.2)	—	—	(10.2)%
Asia Pacific	(23.7)%	0.1	—	25.1	1.6%
Global and other	—%	—	—	—	—%
Total	2.9%	—	0.6	1.8	5.4%
Amounts in the table above may not necessarily sum because the computations are made independently.

Page | 21

AVON PRODUCTS, INC.
SUPPLEMENTAL SCHEDULE
NON-GAAP FINANCIAL MEASURES
(Unaudited)
(In millions, except per share data)
This supplemental schedule provides adjusted Non-GAAP financial information and a quantitative reconciliation of the difference between the Non-GAAP financial measure and the financial measure calculated and reported in accordance with GAAP.

	NINE MONTHS ENDED SEPTEMBER 30, 2013
	Reported (GAAP)	CTI restructuring initiatives	Venezuelan special items	FCPA accrual	Asset impairment and other charges	Loss on extinguishment of debt	Adjusted (Non-GAAP)
Cost of sales	$2,732.5	$(0.9)	$39.7	$—	$—	$—	$2,693.7
Selling, general and administrative expenses	4,068.8	29.4	5.0	12.0	—	—	4,022.4
Impairment of goodwill and intangible asset	42.1	—	—	—	42.1	—	—
Operating profit	444.4	28.5	44.7	12.0	42.1	—	571.7
Income from continuing operations, before taxes	206.2	28.5	78.8	12.0	42.1	86.0	453.5
Income taxes	(139.5)	(8.3)	16.6	—	8.3	(31.6)	(154.3)
Income from continuing operations, net of tax	$66.7	$20.2	$95.4	$12.0	$50.4	$54.4	$299.1

Diluted EPS from continuing operations	$0.15	$0.05	$0.22	$0.03	$0.12	$0.12	$0.68

Gross margin	62.5%	—	0.5	—	—		63.0%
SG&A as a % of revenues	55.8%	(0.4)	(0.1)	(0.2)	—		55.2%
Operating margin	6.1%	0.4	0.6	0.2	0.6		7.8%
Effective tax rate	67.6%						34.0%

SEGMENT OPERATING PROFIT (LOSS)
Latin America	$370.9	$2.2	$44.7	$—	$—		$417.8
Europe, Middle East & Africa	276.9	12.5	—	—	—		289.4
North America	(53.5)	10.3	—	—	—		(43.2)
Asia Pacific	(12.2)	1.1	—	—	42.1		31.0
Global and other	(137.7)	2.4	—	12.0	—		(123.3)
Total	$444.4	$28.5	$44.7	$12.0	$42.1		$571.7

SEGMENT OPERATING MARGIN
Latin America	10.3%	0.1	1.2	—	—		11.6%
Europe, Middle East & Africa	13.6%	0.6	—	—	—		14.3%
North America	(4.9)%	0.9	—	—	—		(4.0)%
Asia Pacific	(2.2)%	0.2	—	—	7.4		5.5%
Global and other	—%	—	—	—	—		—%
Total	6.1%	0.4	0.6	0.2	0.6		7.8%
Amounts in the table above may not necessarily sum because the computations are made independently.

Page | 22